SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2004

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

831 Julian Avenue
Thomasville, North Carolina 27361

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A

(Former name or former address, if changed since last report)

INDEX

			Page
Item 7	—	Exhibits	3
Item 9	—	Regulation pursuant to Item 12 Results of Operations and Financial Condition)

			3
Signatures			4
Exhibit 99(a) Press Release dated July 28, 2004			5

Item 7 - Exhibits

        99 Additional Exhibits

       (a) Press Release dated July 28, 2004

Ite m 9 - Regulation FD Disclosure (disclosing information pursuant to Item 12 Results of Operations and Financial Condition)

        (a) On July 28, 2004, the Registrant issued a news release to announce its earnings for the quarter ended June 30, 2004.

        As of June 30, 2004, the Company had 3,475,031 shares outstanding.

Disclosures About Forward Looking Statements

        The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions of judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

        The news of this event was released on July 28, 2004, as evidenced by Exhibit 99(a) to this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: July 28, 2004	By:	/s/ W. SWOPE MONTGOMERY, JR.

W. Swope Montgomery, Jr., President and Chief Executive Officer

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